Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-180285 and 333-204224) and on Form S-3 (No. 333-187903) of Allison Transmission Holdings, Inc. of our report dated February 19, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana

February 19, 2016